Exhibit 99.1

New York, United States, May 31, 2024

Flutter’s primary listing now on the New York Stock Exchange

Flutter Entertainment plc (“Flutter” or the “Company”) (NYSE: FLUT; LSE:FLTR) announced today that its primary listing is now on the New York Stock Exchange (“NYSE”). This follows the transfer of the Company’s listing category on the Official List of the Financial Conduct Authority from “Premium Listing (commercial company)” to “Standard Listing (shares)” as of 08.00 a.m. BST / 03.00 a.m. ET today. The Company’s shares remain eligible for and continue to trade on the Main Market of the London Stock Exchange (“LSE”) on the Standard Listing segment.

Today’s announcement follows the passing of the relevant resolution by shareholders at the Company’s Annual General Meeting held on May 1, 2024.

Peter Jackson, CEO of Flutter Entertainment, said:

“Today marks an important milestone in the evolution of Flutter with the commencement of our primary listing on the New York Stock Exchange. This closely follows the recent move of our operational headquarters to New York, with both reflecting the increasing importance of the US sports betting and iGaming market to our business. We have a fantastic position in the US, with FanDuel the clear number one operator, and we look forward to this next step on our journey.”

Listing changes

As previously announced, since February 2023, management has engaged widely with U.S. investors, existing and potential, along with existing shareholders globally. The feedback received has been very supportive of moving Flutter’s primary listing to the United States. The first step in this process was achieved on January 29, 2024, with the additional listing of Flutter’s ordinary shares on the NYSE. On May 1, 2024, shareholders passed the special resolution to transfer Flutter’s listing category from a Premium Listing to a Standard Listing on the LSE, which has taken effect today. Hereafter, Flutter’s primary listing will be on the NYSE.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with leading positions in markets across the world, including the US. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global competitive advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, Tombola, Betfair, MaxBet, Junglee Games and Adjarabet. We are the industry leader with $11,790 million of revenue globally for fiscal 2023, up 25% YoY, and $3,397 million of revenue globally for the quarter ended March 31, 2024.

Forward-looking statements

This press release may include forward-looking statements. These forward looking statements can be identified by the use of forward looking terminology, including the terms “outlook,” “believe(s),”expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “goal,” “target,” “aspire,” “will likely result” and other words and terms of similar meaning or the negative versions of such words or other comparable words of a future or forward-looking nature. These forward-looking statements include all matters that are not historical facts and include statements regarding Flutter’s or its affiliates’ intentions, beliefs or current expectations concerning, among other things, Flutter’s or its affiliates’ results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which they operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Readers are cautioned that forward-looking statements are not guarantees of future performance and that Flutter’s or its affiliates’ actual results of operations, financial condition and liquidity, and the development of the industries in which they operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if Flutter’s or its affiliates’ results of operations, financial condition and liquidity, and the development of the industries in which they operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Enquiries

Company Secretary: Cosec@flutter.com

Investor Relations: Investor.relations@flutter.com

Media Relations: corporatecomms@flutter.com